                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM 8-K


                    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): September 1, 1996 (Amended)
                                                 ---------------------------


                            Commission file number 2-76555
                                                   -------


                           COMMERCE SECURITY BANCORP, INC.
                           -------------------------------

               (Exact name of registrant as specified in its charter)


                   DELAWARE                                   33-0720548
                   --------                                   ----------
         (State or other jurisdiction of               (I.R.S. Employer or
         incorporation or organization)                Identification No.)


7777 CENTER AVENUE, HUNTINGTON BEACH, CALIFORNIA                 92647-3067
------------------------------------------------                 ----------
    (Address of principal executive offices)                     (Zip Code)


                                    (714) 895-2929
                                    --------------
                 (Registrant's telephone number, including area code)

                                Successor by Merger to
                                  SDN BANCORP, INC.
                  135 Saxony Road, Encinitas, California  92024-0905
                  --------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    As of September 1, 1996, the registrant completed its merger (the "Merger") of Commerce Security Bank ("Commerce") and SDN Bancorp, Inc. ("SDN") as contemplated by the Agreement and Plan of Reorganization dated April 23, 1996 (the "Agreement") to form a new holding company ("Holdco") which would become the sole shareholder of both companies.

    As of August 28, 1996, Dartmouth Capital Group, L.P. (the "Partnership") invested approximately $14.5 million in the registrant to fund the Commerce Acquisition. In exchange for that investment, the registrant issued a total of
3,664,776 additional shares of Common Stock at a price per share of $3.95.   At
the Partnership's direction the registrant issued 1,080,000 of those shares of Common Stock, in the aggregate, to certain limited partners of the Partnership (the "Direct Holders") and the remaining 2,584,776 shares of Common Stock directly to the Partnership. Giving effect to the issuance of those shares to fund the Commerce Acquisition, the Partnership owns 48.0% of the Common Stock and the Direct Holders own, in the aggregate 34.19% of the Common Stock.

    Holders of SDN Common Stock were issued one share of Holdco Common Stock for each share held in SDN. A total of 4,327,606 shares of SDN Common Stock were outstanding at the time of the Merger. Holders of Commerce Common Stock were issued 1,527,540 shares of Holdco Common Stock and received cash of approximately $14.1 million. An additional 58,212 shares of Holdco Common Stock and cash of approximately $346,000 are held in escrow pending resolution of the SAIF recapitalization. A total of 99,164 shares were issued to other direct investors and investment bankers involved in the Merger. There were 9,759,098 total shares outstanding after the Merger.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    The following financial statements and pro forma financial information are being filed within 60 days from which this report was originally filed, September 15, 1996, for the reported event of September 1, 1996.

                   Description                             Page
                   -----------                             ----
     (a)  Financial statements of business acquired           4
     (b)  Pro forma financial information                    19
     (c)  Exhibits                                           NA

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  COMMERCE SECURITY BANCORP, INC.

    November 14, 1996             By:       /s/ Curt A. Christianssen
                                  -----------------------------------
                                            Curt A. Christianssen
                                            Senior Vice President
                                            Chief Financial Officer

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Commerce Security Bank
Sacramento, California

We have audited the accompanying consolidated statements of financial condition of Commerce Security Bank and subsidiary (the "Bank"), as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Bank at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Bank adopted Statement of Financial Accounting Standards (SFAS) No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS, as of January 1, 1995.


DELOITTE & TOUCHE LLP
Sacramento, California
February 27, 1996, except for Note 15,
as to which the date is March 27, 1996

COMMERCE SECURITY BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 1995 AND 1994
------------------------------------------------------------------------------

ASSETS                                                      1995           1994
Cash and cash equivalents:
   Cash and due from banks                               $  9,438,041  $   7,466,795
   Federal funds sold                                      21,000,000      8,200,000
   Reverse repurchase agreements                            7,000,000             --
   Interest bearing deposits in other banks                    42,652      2,871,697
                                                         ------------   ------------
   Total cash and cash equivalents                         37,480,693     18,538,492

Investment securities:
   Available for sale at fair value                         7,032,087             --
   Held to maturity                                        10,995,607     21,863,977
                                                         ------------   ------------
   Total investment securities                             18,027,694     21,863,977

Mortgage loans held for sale, at the lower of cost or
   market                                                  38,336,858     45,340,152
Loans and leases, net of allowance for loan and lease
   losses of $2,395,775 and $1,471,443                     94,435,087     66,081,297
Accrued interest receivable                                 1,099,365        839,297
Loan and servicing sales receivable                         4,611,625      7,185,048
Mortgage servicing rights                                   6,327,677      1,101,200
Other real estate owned                                     1,239,707      4,185,200
Investment in real estate joint ventures held for sale      3,744,409      1,705,465
Premises and equipment, net                                 2,430,559      3,143,250
FHLB stock                                                  1,171,852      1,118,300
Other assets and prepaid expenses                           4,441,721      1,618,418
                                                         ------------   ------------

TOTAL ASSETS                                             $213,347,250   $172,720,096
                                                         ------------   ------------
                                                         ------------   ------------

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits:
   Noninterest bearing                                   $ 69,325,380   $ 45,987,058
   Interest bearing                                       122,329,251    105,083,025
Repurchase agreements                                              --      1,638,000
Accrued expenses and other liabilities                      4,939,162      4,007,473
                                                         ------------   ------------

   Total liabilities                                      196,593,792    156,715,556
                                                         ------------   ------------

SHAREHOLDERS' EQUITY:
Common stock, $4 par value, 10,000,000 shares
   authorized; 861,460 and 860,379 shares
   outstanding in 1995 and 1994                             3,445,840      3,441,516
Additional paid-in capital                                  1,035,560      1,031,752
Retained earnings                                          12,245,490     11,531,272
Net unrealized gain on available-for-sale securities           26,567             --
                                                         ------------   ------------

   Total shareholders' equity                              16,753,457     16,004,540
                                                         ------------   ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $213,347,250   $172,720,096
                                                         ------------   ------------
                                                         ------------   ------------

See notes to consolidated financial statements.

COMMERCE SECURITY BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
------------------------------------------------------------------------------

                                                              1995           1994         1993
INTEREST INCOME:
Loans                                                    $ 8,826,237    $ 8,795,171    $ 10,350,318
Investment securities                                      1,936,100      1,623,426         665,266
Lease financing                                            3,378,072      1,646,898       1,040,867
                                                         -----------    -----------    ------------
   Total interest income                                  14,140,409     12,065,495      12,056,451
                                                         -----------    -----------    ------------

INTEREST EXPENSE:
Deposits                                                   6,502,164      4,422,689       4,712,736
Short-term borrowings                                        233,701        131,594         103,311
                                                         -----------    -----------    ------------

   Total interest expense                                  6,735,865      4,554,283       4,816,047
                                                         -----------    -----------    ------------

NET INTEREST INCOME                                        7,404,544      7,511,212       7,240,404

PROVISION FOR LOAN AND LEASE LOSSES                        1,196,090      1,172,000         910,000
                                                         -----------    -----------    ------------

NET INTEREST INCOME AFTER PROVISION FOR
   LOAN AND LEASE LOSSES                                   6,208,454      6,339,212       6,330,404
                                                         -----------    -----------    ------------

NONINTEREST INCOME:
Gain on sale of loans, leases, and loan servicing         14,341,386     12,147,570      10,929,213
Servicing and fee income                                   2,440,478      4,252,005       2,624,146
Other income                                                  19,751        200,375         168,879
                                                         -----------    -----------    ------------
   Total noninterest income                               16,801,615     16,599,950      13,722,238
                                                         -----------    -----------    ------------

NONINTEREST EXPENSE:
Salaries and employee benefits                             9,850,516     11,059,656       7,443,276
Occupancy and equipment                                    3,121,520      2,849,963       2,071,678
Printing and communication                                 1,456,890      1,414,486       1,146,859
Legal and professional                                     1,544,548      1,091,939         826,234
Office supplies                                              446,333        526,296         585,874
Real estate activities                                     1,224,747        769,439         628,257
Insurance                                                    556,170        612,984         479,627
Other outside service fees                                   616,889        450,310         357,486
Branch closure costs                                         603,881             --              --
Other expense                                              2,357,165      2,264,776       2,170,131
                                                         -----------    -----------    ------------
   Total noninterest expense                              21,778,659     21,039,849      15,709,422
                                                         -----------    -----------    ------------

INCOME BEFORE PROVISION FOR INCOME TAXES                   1,231,410      1,899,313       4,343,220

PROVISION FOR INCOME TAXES                                   517,192        797,700       1,841,125
                                                         -----------    -----------    ------------

NET INCOME                                               $   714,218    $ 1,101,613     $ 2,502,095
                                                         -----------    -----------    ------------
                                                         -----------    -----------    ------------

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE                $0.83          $1.28           $2.97
                                                               ------         -----           -----
                                                               ------         -----           -----

SHARES USED IN COMPUTATION                                    860,982       863,175         842,583
                                                              -------       -------         -------
                                                              -------       -------         -------

See notes to consolidated financial statements.

COMMERCE SECURITY BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------

                                                                       NET
                                                                    UNREALIZED
                                                                      GAIN ON
                                                                    AVAILABLE-
                                                                     FOR-SALE
                       NUMBER OF           ADDITIONAL               SECURITIES     TOTAL
                         SHARES    COMMON    PAID-IN      RETAINED    (NET OF  SHAREHOLDERS'
                      OUTSTANDING   STOCK    CAPITAL      EARNINGS      TAX)       EQUITY
                        -------  ----------  ----------  -----------  -------  -----------
Balance at
 January 1, 1993        800,000  $3,200,000  $  800,000  $ 7,927,564           $11,927,564
Net income                                                 2,502,095             2,502,095
Options exercised        59,880     239,520     215,040                            454,560
                        -------  ----------  ----------  -----------  -------  -----------
Balance at
 December 31, 1993      859,880   3,439,520   1,015,040   10,429,659            14,884,219
Net income                                                 1,101,613             1,101,613
Options exercised           499       1,996          79                              2,075
Tax benefit of
 options exercised                               16,633                             16,633
                        -------  ----------  ----------  -----------  -------  -----------
Balance at
 December 31, 1994      860,379   3,441,516   1,031,752   11,531,272            16,004,540
Net income                                                   714,218               714,218
Options exercised         1,081       4,324       3,808                              8,132
Net unrealized gain
 on available-for
 sale securities (net
 of taxes of $19,240                                                  $26,567       26,567
                        -------  ----------  ----------  -----------  -------  -----------
Balance at
 December 31, 1995      861,460  $3,445,840  $1,035,560  $12,245,490  $26,567  $16,753,457
                        -------  ----------  ----------  -----------  -------  -----------
                        -------  ----------  ----------  -----------  -------  -----------


See notes to consolidated financial statements.

COMMERCE SECURITY BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
--------------------------------------------------------------------------

                                             1995             1994               1993
                                         -------------   ---------------   ---------------
OPERATING ACTIVITIES:
Net income                               $     714,218   $     1,101,613   $     2,502,095
Adjustments to reconcile net income
  to net cash (used in) provided by
  operating activities:
 Provision for loan and lease losses         1,196,090         1,172,000           910,000
 Provision for loss on other
   real estate owned                           189,840           260,000           317,600
 Provision for loss on real estate
   joint venture                               915,000                --                --
 Depreciation and amortization               1,588,750           746,965           631,650
 Accretion of premium on investments          (169,645)           45,052            68,673
 (Gain) loss on sale of premises and
   equipment                                    17,453               273           (12,469)
 (Gain) loss on sale of real estate owned     (108,468)          112,857            50,438
 Mortgage loans originated for sale       (946,580,833)   (1,142,044,286)   (2,208,378,000)
 Mortgage servicing rights purchased
   and originated                           (7,680,727)         (843,374)          (76,150)
 Distribution of income from real estate
   joint venture                                    --                --            16,007
 Equity in (income) loss of real estate
   joint venture                              (153,012)           78,276           337,348
 Proceeds from sales of loans
   and servicing                           969,623,956    1,192,389,213     2,190,439,573
(Gain) loss on sale of loans and servicing (14,341,386)     (12,147,570)      (10,929,213)
 Net effect of changes in:
  Deferred loan origination fees               (77,937)          (69,881)          (47,487)
  Accrued interest receivable                 (260,068)          (80,114)          (68,149)
  Loan and servicing sales receivable        2,573,423        (2,407,202)        1,875,126
  FHLB stock                                   (53,555)         (390,600)          403,900
  Other assets and prepaid expenses         (2,823,305)         (312,643)          618,971
  Accrued expenses and other liabilities       931,688        (1,397,267)        2,260,155
                                         -------------   ---------------   ---------------
Net cash (used in) provided by
 operating activities                        5,501,482        36,213,312       (19,079,932)

INVESTING ACTIVITIES:
Proceeds from sale of real estate owned      4,483,829         3,315,956         2,621,115
Additions to other real estate owned                --           (21,048)          (15,794)
Capital contributions to real estate
   joint ventures                           (2,800,932)               --                --
Loans originated for portfolio net
   of principal repayments                 (31,091,651)      (11,517,337)       (1,522,141)
Purchases of held-to-maturity
   investment securities                   (13,494,011)      (14,329,722)               --
Maturities of held-to-maturity
   investment securities                    17,526,506         4,251,006                --
Decrease (increase) in investment
   securities                                       --                --       (11,146,340)
Purchases of premises and equipment           (312,608)       (1,796,124)         (777,006)
Proceeds from sale of premises and
   equipment                                   174,906             5,045           192,012
                                         -------------   ---------------   ---------------
Net cash used in investing activities      (25,513,961)      (20,092,224)      (10,648,154)

FINANCING ACTIVITIES:
Net effect of changes in:
 Noninterest bearing deposits               23,338,322       (20,086,272)       61,515,864
 Interest bearing deposits                  17,246,226        (4,793,668)      (12,468,840)
Other borrowings                            (1,638,000)        1,638,000                --
Proceeds from exercise of stock options          8,132            18,708           322,302
                                         -------------   ---------------   ---------------
Net cash provided (used) by
   financing activities                     38,954,680       (23,223,232)       49,369,326
                                         -------------   ---------------   ---------------
INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                         18,942,201        (7,102,144)       19,641,240
CASH AND CASH EQUIVALENTS,
   BEGINNING OF YEAR                        18,538,492        25,640,636         5,999,396
                                         -------------   ---------------   ---------------
CASH AND CASH EQUIVALENTS,
   END OF YEAR                           $  37,480,693   $    18,538,492   $    25,640,636
                                         -------------   ---------------   ---------------
                                         -------------   ---------------   ---------------
SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION:
Cash paid during the year for:
 Interest                                    6,725,010   $     4,451,248   $     4,714,593
 Income taxes                                  341,874           700,000         1,305,595
SUPPLEMENTAL DISCLOSURES OF NONCASH
   INVESTING AND FINANCING ACTIVITIES:
 Real estate acquired through foreclosure    2,273,311         5,166,638   $     3,601,949
 Other real estate owned transferred
    to loans                                   653,603                --                --
 Transfer of securities from held to
    maturity to available for sale           6,986,280                --                --
 Loans made to finance sale of other
    real estate owned                               --         1,309,454         2,495,475
 Tax benefit on exercise of stock options           --            16,633           132,258

See notes to consolidated financial statements.

COMMERCE SECURITY BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

1. SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Commerce Security Bank and subsidiary (the "Bank"), is a state chartered commercial bank. The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to general practices within the banking industry. Such principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A summary of significant accounting policies is as follows:

BASIS OF PRESENTATION -- The consolidated financial statements include the accounts of Commerce Security Bank and its wholly-owned subsidiary, CSB Ventures, which invests in real estate joint ventures. All significant intercompany balances and transactions have been eliminated in consolidation.

NATURE OF OPERATIONS -- The Bank's primary sources of revenue are from the origination and sale of residential mortgage loans and equipment leases, and interest income on loans and leases. The Bank's administrative offices and branch are located in Sacramento, California. It also operates three loan production offices (LPOs) in California, and one each in Nevada, Arizona, Colorado, and Oregon for the purpose of originating residential mortgage loans. In addition, the Bank has three leasing offices, two in California and one in Washington for the purpose of originating and acquiring equipment leases.

CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include cash and due from banks, interest-bearing deposits in financial institutions, federal funds sold and reverse repurchase agreements. Generally, federal funds are sold for one-day periods. Reverse repurchase agreements are generally for one to three day periods.

INVESTMENT IN FEDERAL HOME LOAN BANK STOCK -- As a member of the Federal Home Loan Bank (FHLB) of San Francisco, the Bank is required to invest in stock of the FHLB in the amount of 1% of its outstanding home loans, 5% of its outstanding FHLB advances, or 0.3% of total assets, whichever is highest. At December 31, 1995 and 1994, the Bank owned 11,570 and 11,008 shares of the FHLB $100 par value capital stock, respectively, which is stated at cost, plus accrued dividends.

INVESTMENT SECURITIES -- At January 1, 1994, the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. The effect of the adoption on the Bank's financial position and results of operations was not material. The Bank has classified its investment securities as held to maturity or available for sale. Securities held to maturity are carried at cost adjusted by the accretion of discounts and amortization of premiums. The Bank has the ability and positive intent to hold these investment securities to maturity. Securities available for sale may be sold to implement the Bank's asset/liability management strategies and in response to changes in interest rates, prepayment rates and similar factors. These securities are recorded at their fair value. Unrealized gains or losses are included in shareholders' equity, net of tax. Gain or loss on the sale of available-for-sale securities is based on the specific identification method.

LOANS AND LEASES -- Loans are stated at the principal amount outstanding, net of unearned income, including deferred loan fees and costs. The net deferred fees and costs are generally amortized into interest income over the loan term using a method which approximates the interest method. Other credit-related fees, such as standby letter of credit fees, loan placement fees and annual credit card fees are recognized as noninterest income over the commitment period or over the period the related service is performed.

Direct financing leases, which include estimated residual values of leased equipment, are carried net of unearned income. Income from these leases is recognized on a basis which produces a level yield on the outstanding net investment in the lease.

Effective January 1, 1995, the Bank adopted Statements of SFAS No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, and SFAS No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN -- INCOME RECOGNITION AND DISCLOSURE. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or as a practical expedient at the loan's observable market rate or the fair value of the collateral if the loan is collateral dependent. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans and requires certain information to be disclosed. The effect of adopting these standards was immaterial.

ALLOWANCE FOR LOAN AND LEASE LOSSES -- The allowance for loan and lease losses is established through a provision charged to expense. Loans and leases are charged-off against the allowance for loan and lease losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and leases based on evaluations of collectibility and prior loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan and lease concentrations, specific problem loans and leases, commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay. While management uses the best information available to evaluate the adequacy of its allowance, future adjustments to the allowance may be necessary if actual experience differs from the assumptions used in making the evaluations.

The Bank's policy is to place substantially all loans and leases that are delinquent 90 days or more as to principal or interest on a nonaccrual of interest basis (unless the loan is adequately secured and in the process of collection). Cash payments subsequently received on nonaccrual loans are recognized as income only where the future collection as to both principal and interest is considered by management to be probable.

MORTGAGE BANKING ACTIVITIES -- The Bank originates and sells residential mortgage loans to a variety of secondary market investors, including the Federal Home Loan Mortgage Corporation (FHLMC), the Federal National Mortgage Association (FNMA) and others. The bank has an arrangement with the Government National Mortgage Association (GNMA) whereby loans originated by the Bank are securitized by GNMA and sold to others. Gains or losses on the sale of mortgage loans are recognized upon delivery based on the difference between the selling price and the carrying value of the related mortgage loans sold. Deferred origination fees and expenses are recognized at the time of sale in the determination of the gain or loss. The Bank may also sell the servicing for such loans to either the purchaser of the loans or to a third party. The Bank recognizes the gain or loss on servicing sold when all risks and rewards of ownership have transferred.

Mortgage loans held for sale are stated at lower of cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate loan basis. Valuation adjustments are charged against noninterest income.

Forward commitments to sell, and put options on, mortgage-backed securities are used to reduce interest rate risk on a portion of loans held for sale and anticipated loan fundings. The resulting gains or losses on forward commitments are deferred and included in the carrying values of loans held for sale. Premiums on put options are capitalized and amortized over the option period. Gains or losses on forward commitments and put options deferred against loans held for sale approximately offset equivalent amounts of unrecognized gains or losses on the related loans. Forward commitments to sell and put options on mortgage-backed securities that hedge anticipated loan fundings are not reflected in the statement of financial condition.
Gains or losses on these instruments are not recognized until the actual sale of loans held for sale. Loans generally fund in 10 to 30 days.

Effective January 1, 1995, the Bank adopted SFAS No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS. The statement is required to be adopted for fiscal years beginning after December 15, 1995. As a result of the early adoption, originated mortgage servicing rights of $5,815,000, were capitalized during 1995, which increased income before income taxes by a similar amount.

The Bank capitalizes the cost of acquiring mortgage servicing rights through either the purchase or origination of mortgage loans if it sells or securitizes those loans, and retains the servicing. The Bank allocates the cost of the mortgage loans to the mortgage servicing rights and the loans (without the servicing rights) based on their relative fair values. The fair value of the mortgage servicing rights is estimated based on observable market prices. Capitalized mortgage servicing rights are amortized in proportion to, and over the period of, estimated net servicing income. The Bank evaluates and measures impairment of capitalized servicing rights at least quarterly. In performing its impairment analysis, the Bank stratifies the servicing portfolio based on the relevant risk characteristics of the underlying loans; including loan type (e.g., conventional/government), loan term, and interest rate structure (fixed/adjustable). Valuation allowances, if any, are established for each risk stratum to carry the servicing rights at the lower of cost or market.

Loan servicing income represents fees earned for servicing real estate and construction loan participations owned by investors, net of amortization expense. The fees are generally calculated on the outstanding principal balances of the loans serviced and are recorded as income when collected.

PREMISES AND EQUIPMENT -- Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation expense is computed principally on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the period of the lease or the estimated useful life, whichever is shorter.

OTHER REAL ESTATE OWNED -- Property acquired by the Bank through foreclosure is initially recorded in the consolidated statements of financial condition at the lower of estimated fair value less selling costs ("fair value") or cost. Immediately upon foreclosure, if the fair value is less than the loan amounts outstanding, any difference is charged against the allowance for possible loan losses. After acquisition, valuations are periodically performed and, if the carrying value of the property exceeds the fair value, a valuation allowance is established by a charge to operations. Subsequent increases in the fair value may reduce or eliminate the allowance. Required developmental costs associated with foreclosed property under construction are capitalized and considered in determining the fair value of the property. Operating expenses of such properties, net of related income, and gains and losses on their disposition, are included in noninterest expenses.

INVESTMENT IN REAL ESTATE JOINT VENTURES HELD FOR SALE -- The Bank's investments in real estate joint ventures is comprised of the Bank's investment in CSB Ventures, a wholly-owned subsidiary which is consolidated for financial statement presentation. CSB Ventures has invested in certain real estate joint ventures (Ventures) which it accounts for using the equity method. The Ventures each carry real estate investments at the lower of cost or estimated fair value. Direct writedowns are recorded if total actual or expected costs are in excess of estimated fair value.

INCOME TAXES -- Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE -- The calculation of primary earnings per common and common equivalent share is based on the weighted average number of common and common equivalent shares including the dilutive effects of stock options computed under the treasury stock method. The Bank's stock is not traded on any exchange and there is not an active market in the Bank's stock. Accordingly, the dilutive effect of outstanding stock options is computed using the greater of the estimated closing price or the estimated average price of the common stock for the period. Fully diluted earnings per common and common equivalent share did not differ significantly from primary earnings per common and common equivalent share. The estimated price of the Bank's common stock was calculated based on management's estimates.

STOCK OPTIONS -- In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The new standard defines a fair value method of accounting for stock options and other equity instruments, such as stock purchase plans. Under this method, compensation cost is measured based on the fair value of the stock award when granted and is recognized as an expense over the service period, which is usually the vesting period.

The new standard permits companies to continue to account for equity transactions with employees under existing accounting rules, but requires disclosure in a note to the financial statements of the pro forma net income and earnings per share as if the company had applied the new method of accounting. The Bank's stock option plan expired during 1995. As the Bank has no plans to develop another stock option plan this standard will have no effect on the Bank.

RECLASSIFICATIONS -- Certain prior year amounts have been reclassified to conform with the 1995 presentation.

2.  CASH AND DUE FROM BANKS

The Bank is required to maintain average reserve balances with the Federal Reserve Bank. Cash and due from banks in the consolidated statement of financial condition included amounts so restricted of $1,439,000 and $863,000 at December 31, 1995 and 1994.

3.  INVESTMENT SECURITIES

Investment securities have been classified in the statement of financial position in accordance with management's intent. At December 31, 1994, all investment securities were classified as held to maturity. At December 31, the amortized cost of securities and their approximate fair value were as follows:


                                                GROSS           GROSS
                                AMORTIZED     UNREALIZED      UNREALIZED           FAIR
                                  COST          GAINS           LOSSES             VALUE
AVAILABLE FOR SALE:

DECEMBER 31, 1995:
Mortgage-backed securities      $ 6,986,280    $45,807        $   --            $ 7,032,087
                                -----------    -------        --------          -----------
                                -----------    -------        --------          -----------


                                                GROSS           GROSS
                                AMORTIZED     UNREALIZED      UNREALIZED           FAIR
                                  COST          GAINS            LOSS              VALUE

HELD TO MATURITY:

DECEMBER 31, 1995:
U.S. Treasury securities        $ 3,000,000                   $    720          $ 2,999,280
U.S. Agency securities            7,995,607    $ 5,408                            8,001,015
                                -----------    -------        --------          -----------
Total                           $10,995,607    $ 5,408        $    720          $11,000,295
                                -----------    -------        --------          -----------
                                -----------    -------        --------          -----------
DECEMBER 31, 1994:
U.S. Treasury securities        $ 7,821,909    $  --          $ 15,355          $ 7,806,554
U.S. Agency securities            5,494,657       --           104,524            5,390,133
Mortgage-backed securities        8,547,411       --           247,719            8,299,692
                                -----------    -------        --------          -----------
Total                           $21,863,977    $  --          $367,598          $21,496,379
                                -----------    -------        --------          -----------
                                -----------    -------        --------          -----------


In November 1995, the FASB issued additional implementation guidance regarding the previously issued SFAS No. 115. In accordance with this guidance and prior to December 31, 1995, companies were allowed a one-time reassessment of their classification of securities and were required to account for any resulting transfers at fair value. Transfers from the held-to-maturity category that resulted from this one-time reassessment did not call into question the intent to hold other securities to maturity in the future. Accordingly, the Bank transferred approximately $6,986,280 of securities from held to maturity to available for sale to allow the Bank greater flexibility in managing its interest rate risk and liquidity. The transferred securities were adjusted to fair value and stockholders' equity was increased by $26,567, net of income taxes of $19,240.

The amortized cost and estimated fair value of debt securities available for sale and held to maturity at December 31, 1995, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrower's may have the right to call or prepay obligations with or without call or prepayment penalties.

                                             AVAILABLE FOR SALE
                                      -------------------------------
                                      AMORTIZED
                                        COST               FAIR VALUE

After 1 year but within 5 years       $  917,559          $  915,735
After 10 years                         6,068,721           6,116,352
                                      ----------          ----------
                                      $6,986,280          $7,032,087
                                      ----------          ----------
                                      ----------          ----------

                                             HELD TO MATURITY
                                      -------------------------------
                                      AMORTIZED
                                        COST               FAIR VALUE

Within 1 year                         $ 3,000,000         $ 2,999,280
After 1 year but within 5 years         7,995,607           8,001,015
After 5 years but within 10 years         --                   --
After 10 years                            --                   --
                                      -----------         -----------
                                      $10,995,607         $11,000,295
                                      -----------         -----------
                                      -----------         -----------

No sales of debt securities occurred during each of the three years ended December 31, 1995.

At December 31, 1995 and 1994, investment securities with amortized costs of $1,329,565 and $3,502,151, respectively, and estimated market values of $1,301,746 and $3,446,770, respectively, were pledged as collateral for borrowings and other purposes required or permitted by law.

4.  LOANS AND LEASES

The loan and lease portfolio consists of various types of loans and leases made principally to borrowers located in Northern California. These loans and leases are classified by major type as follows:

                                                  DECEMBER 31,
                                          -----------------------------
                                              1995            1994


Land                                       $ 2,746,933      $ 2,718,897
Residential real estate                     11,660,466        9,797,920
Commercial real estate                      18,916,916       19,777,594
Real estate construction                    15,896,907        8,241,476
Commercial                                  17,315,268        8,783,720
Consumer                                     2,320,702        2,324,551
Direct financing leases                     28,102,065       16,114,914
                                           -----------      -----------
                                            96,959,257       67,759,072
Less:
 Allowance for loan and lease losses        (2,395,775)      (1,471,443)
 Deferred loan fees and costs                 (128,395)        (206,332)
                                           -----------      -----------
Loans and leases, net                      $94,435,087      $66,081,297
                                           -----------      -----------
                                           -----------      -----------

At December 31, 1995 and 1994, approximately $57,400,000 or 75%, and $38,850,000 or 57%, respectively, of outstanding loans and leases were secured by real estate in Northern California. These loans and leases are expected to be repaid from cash flows of the borrower's employment or from the sale or operation of the collateral. The repayment of the loans may be affected by the condition of the local real estate market. The Bank normally lends funds up to a certain percentage of the collateral's value as stated in the Bank's underwriting policies based on the type of real estate. The types of real estate collateral securing the Bank's loan portfolio are single family residences, apartment complexes, undeveloped land and other real estate. The Bank's exposure to credit loss, if any, is the difference between the fair value of the collateral and the outstanding loan balance.

At December 31, 1995, the Bank's recorded investment in loans and leases for which an impairment has been recognized in accordance with SFAS No. 114 was approximately $8,352,699. The related valuation allowance was $1,137,597. For the year ended December 31, 1995, the average recorded investment in loans and leases for which impairment has been recognized was approximately $6,411,159. The Bank uses the cash basis method of income recognition for impaired loans and leases. For the year ended December 31, 1995, the Bank recognized $320,273 of income on such loans.

As of December 31, 1995 and 1994, there were $4,384,970 and $958,481, respectively, of loans classified as nonaccrual. Interest income that would have been recognized on nonaccrual loans if they had performed in accordance with the terms of the loans was $173,885, $142,905, and $152,791 for the years ended December 31, 1995, 1994 and 1993, respectively. During 1995, the Bank received $124,458 in payments on nonaccrual loans all of which was used to reduce principal. During 1995 and 1994, there were no leases classified as nonaccrual.

At December 31, 1995, there were no loans or leases past due 90 days or more and still accruing interest. At December 31, 1994, the Bank had $207,977 in loans past due 90 days or more in interest or principal and still accruing interest. These loans were collateralized and in process of collection.

As of December 31, 1995 and 1994, there were no loans or leases outstanding to directors, officers and their affiliates. During the year ended December 31, 1994, $44,000 in loans to such parties were paid off in full. In the opinion of management, all transactions entered into between the Bank and such related parties have been and are, in the ordinary course of business and made on the same terms and conditions as similar transactions with unaffiliated persons.


5. ALLOWANCE FOR LOAN AND LEASE LOSSES

A summary of the activity in the allowance for loan and lease losses is as follows:

                                             YEAR ENDED DECEMBER 31,
                                    ------------------------------------------
                                       1995           1994           1993

Balance, beginning of year          $1,471,443     $2,202,576     $2,280,347

Provision for loan and lease
  losses                             1,196,090      1,172,000        910,000
Loans and leases charged off          (298,806)    (1,925,108)    (1,026,224)
Recoveries                              27,048         21,975         38,453
                                    ----------     ----------     ----------
Balance, end of year                $2,395,775     $1,471,443     $2,202,576
                                    ----------     ----------     ----------
                                    ----------     ----------     ----------

6. MORTGAGE BANKING ACTIVITIES

As part of its mortgage banking activities, the Bank sells a portion of its mortgage loans to investors subject to certain recourse provisions. The Bank had recorded a reserve of $186,837 and $146,000 in connection with such sales at December 31, 1995 and 1994.

As part of its mortgage banking activities, the Bank may sell the servicing rights to loans it originates and sells to third party investors. To increase the fees received from such sales, the Bank may sell the servicing rights subject to recourse provisions. At December 31, 1995, the Bank had sold loan servicing rights with recourse on loans with an unpaid principal balance of approximately $668,000,000, subject to specific limitations on its liability. The Bank has recorded a reserve of $190,014 relating to these recourse provisions as of December 31, 1995. At December 31, 1994, the Bank had no sales of loan servicing rights subject to recourse.

At December 31, 1995 and 1994, the Bank serviced loans and participations for others as follows:

                                                       DECEMBER 31,
                                            -------------------------------
                                                1995              1994
Mortgage loan portfolio serviced for:
   FHLMC                                     $350,553,500      $  405,835,200
   FNMA                                       278,975,200         276,548,300
   GNMA                                       176,869,000         364,428,600
   Other                                      128,395,800         104,790,500
                                            -------------      --------------
                                              934,793,500       1,151,602,600
Less:
   Loans subserviced for others pending
     transfer of servicing rights             397,541,300         489,981,300
                                            -------------      --------------
Total                                        $537,252,200      $  661,621,300
                                            -------------      --------------
                                            -------------      --------------

The Bank services mortgage loans and participating interests in mortgage loans owned by investors. Escrow funds held in trust for loans serviced and included in noninterest bearing deposits were $7,915,816 and $6,424,012 at December 31, 1995 and 1994, respectively.

The following table provides a summary of the Bank's mortgage servicing rights portfolio:

                                                       DECEMBER 31,
                                            -------------------------------
                                                1995              1994

Balance at beginning of year                 $1,101,200       $   289,522
Purchases                                     1,865,719           843,374
Originations                                  5,815,008                --
Sales                                        (1,698,440)               --
Amortization                                   (755,810)          (31,696)
                                             ----------        ----------
Balance at end of year                       $6,327,677        $1,101,200
                                             ----------        ----------
                                             ----------        ----------

7. LEASES RECEIVABLE

The components of the Bank's leases receivable are summarized below:

                                                       DECEMBER 31,
                                            -------------------------------
                                                1995              1994

Future minimum lease payments                 $32,464,310       $18,355,178
Residuals                                         786,284           867,063
Initial direct costs                              917,632           481,266
Unearned income                                (6,066,161)       (3,588,593)
                                              -----------       -----------
                                              $28,102,065       $16,114,914
                                              -----------       -----------
                                              -----------       -----------

Future minimum lease payments receivable are as follows:

1996                                         $12,655,574
1997                                           9,860,449
1998                                           6,063,785
1999                                           3,034,705
2000                                             849,797
                                             -----------
Total                                        $32,464,310
                                             -----------
                                             -----------

There are no contingent rental payments included in income for each of the three years in the period ended December 31, 1995.

8. OTHER REAL ESTATE OWNED

The balance of other real estate owned (OREO) was $1,239,707 and $4,185,200 net of valuation allowances of $34,640 and $136,500 at December 31, 1995 and 1994, respectively. Included in this balance are in-substance foreclosures of $653,603 at December 31, 1994, which were transferred to loans effective January 1, 1995.

An analysis of activity in the valuation allowance for other real estate owned is as follows:

                                             YEAR ENDED DECEMBER 31,
                                  --------------------------------------------
                                        1995           1994           1993

Balance at beginning of year        $ 136,500      $ 275,272      $ 697,380

Provision charged to operations       189,840        260,000        317,600
Balances related to OREO sold        (291,700)      (398,772)      (739,708)
                                    ---------      ---------       --------
Balance at end of year              $  34,640      $ 136,500       $ 275,272
                                    ---------      ---------       --------
                                    ---------      ---------       --------

9.  INVESTMENTS IN REAL ESTATE JOINT VENTURES HELD FOR SALE

The Bank's investment in real estate is comprised of the Bank's investment in CSB Ventures, a wholly-owned subsidiary, which is consolidated for financial statement presentation. Subject to certain conditions under FDIC regulations, complete divestiture of real estate investments is required by December 19, 1996. The Bank has listed all real estate investments for sale. The Bank is in process of filing a request to extend the mandatory time period in which it must divest of its real estate investments.

An analysis of activity in real estate joint ventures is as follows:

                                                   YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                               1995         1994         1993
Balance at beginning of year                $1,705,465   $1,783,741   $2,137,096
Contributions                                2,800,932
Distributions                                                            (16,007)
Equity in earnings/losses and writedowns      (761,988)     (78,276)    (337,348)
                                            ----------   ----------   ----------
Balance at end of year                      $3,744,409   $1,705,465   $1,783,741
                                            ----------   ----------   ----------
                                            ----------   ----------   ----------

In December 1995, CSB Ventures recorded a provision of $915,000 to reflect estimated excess costs of land and commercial real estate over the expected future sales prices.

Contributions to real estate joint ventures included advances of $2,786,997 made by the Bank to reduce CBS Ventures debt to a third party.

10. PREMISES AND EQUIPMENT

Premises and equipment are summarized below:

                                                        DECEMBER 31,
                                    ESTIMATED    -------------------------
                                      LIVES          1995          1994

Furniture, fixtures and equipment   3-15 years   $ 5,025,883   $ 5,249,875
Leasehold improvements              5-10 years       510,191       481,616
Work-in-progress                                      37,088        44,065
                                                 -----------   -----------
                                                   5,573,162     5,775,556
Less accumulated depreciation
  and amortization                                (3,142,603)   (2,632,306)
                                                 -----------   -----------
Total                                            $ 2,430,559   $ 3,143,250
                                                 -----------   -----------
                                                 -----------   -----------

11. DEPOSITS

A summary of deposits is as follows:

                                                  DECEMBER 31,
                                         -----------------------------
                                             1995             1994
Noninterest bearing:
   Checking                               $ 18,831,834     $  8,169,907
   Bank controlled                           2,612,085        2,136,687
   Title and escrow                         39,698,314       27,559,672
   Custodial                                 8,183,147        8,120,792
                                          ------------     ------------
                                          $ 69,325,380     $ 45,987,058
                                          ------------     ------------
                                          ------------     ------------
 Interest bearing:
    Passbook                              $  9,305,475     $ 10,289,479
    NOW and Super NOW accounts               2,148,866        1,541,088
    Money market accounts                   13,483,236       11,273,115
    Certificates $100,000 or greater        22,812,398       18,805,955
    Other certificates                      74,579,276       63,173,388
                                          ------------     ------------
                                          $122,329,251     $105,083,025
                                          ------------     ------------
                                          ------------     ------------

A summary of certificate account maturities is as follows:

                                            YEAR ENDED DECEMBER 31,
                                         ---------------------------
                                             1995            1994

Three months or less                     $42,203,889     $32,223,209
Four through twelve months                46,882,296      49,621,128
Thereafter                                 8,305,489         135,006
                                         -----------     -----------
                                         $97,391,674     $81,979,343
                                         -----------     -----------
                                         -----------     -----------

The Bank has no brokered deposits as of December 31, 1995 and 1994.

12. OTHER BORROWINGS

The Bank has pledged real estate loans with a book value of $33,315,321 and $2,174,168 at December 31, 1995 and 1994, respectively, as collateral for advances from the FHLB of San Francisco. The amount of advances available to the Bank at December 31, 1995 was approximately $16,070,031.

Securities sold under repurchase agreements at December 31, 1994 have maturities ranging from one to seven days and are secured by U.S. government and mortgage-backed securities.

The following table represents the maximum month-end outstandings, average daily outstanding and average rates paid during the year for the two categories of short-term borrowings.


                                                   YEAR ENDED DECEMBER 31,
                                                 ---------------------------
                                                     1995           1994

Securities sold under repurchase agreements:
   Daily average balance                         $ 1,642,164     $  167,405
   Daily average rate                                   5.56%          5.56%
    Maximum month-end balance                    $15,014,000     $4,500,000
   Year-end balance                              $         0     $1,638,000

 Advances from other banks:
    Daily average balance                        $   715,890     $   38,052
    Daily average rate                                  6.58%          4.13%
    Maximum month-end balance                    $ 5,000,000     $1,600,000
    Year-end balance                             $         0            -


13. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the ordinary course of business, the Bank enters into various types of transactions which involve financial instruments with off-sheet risk. These financial instruments include commitments to extend credit and sell loans, standby letters of credit, forward commitments to sell mortgage-backed securities and put options to sell mortgage-backed securities and are not reflected in the accompanying statements of financial condition. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instrument.

The following is a summary of the notional amounts of various off-balance sheet financial instruments entered into by the Bank as of December 31, 1995:

                                                           NOTIONAL AMOUNT

Commitments to extend credit                                 $24,089,023
Standby letters of credit                                        770,925
Commitments to sell loans                                     21,281,444
Forward commitments to sell mortgage-backed securities        28,733,500
Put options to sell mortgage-backed securities                14,000,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other terminal clauses and may require payment of a fee. The Bank experiences interest rate risk on commitments to extend credit which are at fixed rates. Such commitments total $14,527,024 at December 31, 1995. The Bank uses the same credit policies in making commitments to extend credit as it does for originating loans. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are written conditional commitments issued by the Bank to guarantee the performance of a customer to a third-party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank uses the same underwriting policies as if a loan were made.

Commitments to sell loans are agreements to sell loans originated by the Bank to investors. These commitments may be optional or mandatory. Under an optional commitment, a commitment fee is paid and the Bank carries no risk in excess of the loss of such fee in the event that the Bank is unable to deliver mortgage loans into the commitment. Mandatory commitments may entail possible financial risk to the Bank if it is unable to deliver mortgage loans in sufficient quantity or at sufficient rates to meet the terms of the commitments. The Bank may also experience interest rate risk for commitments which are at a fixed rate. Such commitments total $24,733,500 at December 31, 1995.

The Bank's policy is to hedge a portion of loans held for sale and its commitments to originate mortgage loans against interest rate risk with forward commitments to sell, or put options on, mortgage-backed securities. Forward commitments are contracts for delayed delivery of securities in which the Bank agrees to make delivery at a specified future date of a specified security, at a specified price or yield. Put options convey to the Bank the right, but not the obligation, to sell the securities at a contractual specified price. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities values and interest rates. The Bank tries to minimize these risks by dealing with only primary brokers and maintaining correlation with the asset or commitment being hedged. The Bank monitors its exposure through the use of valuation models provided by a financial advisory service. The unrealized losses on open forward commitments to sell mortgage-backed securities were $154,676 and $64,793 as of December 31, 1995 and 1994, respectively. There were no unrealized losses on open put options to sell mortgage-backed securities as of December 31, 1995 and 1994, respectively.

14. INCOME TAXES

The components of the provision for income taxes for the years ended December 31 are as follows:

                                     1995           1994          1993

Currently payable (benefit):
   Federal                       $(1,461,231)    $  810,574    $  775,110
   State                            (170,576)       342,126       323,616
                                 -----------     ----------    ----------

Total                             (1,631,807)     1,152,700     1,098,726
                                 -----------     ----------    ----------

Deferred debit (credit):
     Federal                       1,761,056       (235,000)      622,773
     State                           387,943       (120,000)      119,626
                                 -----------     ----------    ----------

Total                              2,148,999       (355,000)      742,399
                                 -----------     ----------    ----------

Total                            $   517,192     $  797,700    $1,841,125
                                 -----------     ----------    ----------
                                 -----------     ----------    ----------

The amount of deferred tax assets (liabilities) resulting from each type of temporary difference were as follows:


                                         1995          1994         1993

Provision for loan losses            $   776,191    $ 258,487   $  725,952
FHLB stock dividends                    (136,800)    (108,075)     (81,641)
Gain on excess servicing rights              -        159,839       81,578
Deferred loan fees                           -            -       (996,484)
Deferred loan costs                     (708,413)
Real estate activities                  (184,532)    (185,225)    (216,840)
Gain on sale of loans                 (2,427,298)         -            -
California franchise tax                 111,739       94,753      159,609
Hedging losses                           (15,855)     (17,018)     (42,852)
Accrued expenses                          32,506       73,434       22,554
Other reserves                           170,714       89,121      238,030
REO loss reserve                         430,187       62,067      124,167
Depreciation                            (250,474)    (177,161)    (125,678)
California NOL carryforward              153,076          -            -
Advance payments on leases               139,677
Unrealized gain on securities available
  for sale                               (19,300)
Other                                      8,602       (1,903)      49,994
                                      -----------    ---------   ----------

                                     $(1,919,980)   $ 248,319   $  (61,611)
                                      -----------   ---------   ----------
                                      -----------   ---------   ----------


                                                      1995    1994    1993

Statutory federal expected tax rate                   35.0%   35.0%   35.0%
Increase in income taxes resulting from:
   State franchise tax (net of federal tax benefit)    7.5     7.5     6.7
   Other                                              (0.5)   (0.5)    0.7
                                                      ----    ----    ----
ADJUSTED TAX RATE                                     42.0%   42.0%   42.4%
                                                      ----    ----    ----
                                                      ----    ----    ----


At December 31, 1995 the Bank had Federal net operating losses of approximately $3,398,000 which will be carried back against prior year's taxable income. California net operating loss carryforwards of approximately $1,155,000 will expire in 2000.

State tax laws impose substantial restrictions on the use of NOLs under many circumstances including Internal Revenue Code (IRC) Section 382, which restricts the use of NOLs in the event of significant changes in ownership interests of individual shareholders and defined shareholder groups. As a result if such changes in the Bank's ownership interests take place as discussed in Note 19, the Bank is limited in the use of its NOLs to reduce future taxable income. The annual limitation may be increased to the extent of any applicable "built-in gains" as defined by IRC Section 382. Subsequent ownership changes could further restrict NOLs.

15. REGULATORY MATTERS

Although the Bank converted its charter to that of a commercial bank and is insured by the FDIC, it continues to be subject to the Financial
Institutions Reform, Recovery and Enforcement Act of 1989 (Act).

Subject to certain conditions under FDIC regulations, the Bank must divest its investment in real estate joint ventures which are held for sale at December 31, 1995 by December 19, 1996. The Bank is in the process of filing a request to extend the mandatory time period in which it must divest of its real estate investments.

Effective February 1994, the Bank entered into a memorandum of understanding (Memorandum) with the FDIC and the State Banking Department. The Memorandum included provisions requiring the Bank to reduce classified assets to specified amounts by specified dates, establish a policy for determining the adequacy of the reserve for loan losses, implement a liquidity policy, and maintain the greater of a leverage ratio of 6.5% or total Tier 1 capital of $12,500,000. Additionally, the Bank was restricted from paying cash dividends. The Bank was also required to submit a strategic business plan, and furnish quarterly progress reports to the FDIC and State Banking Department.

The Memorandum was removed contingent upon the Board of Directors adopting a resolution proposed by the FDIC and the State Banking Department. The Board adopted the State Banking Department resolution in January 1996 and the FDIC resolution March 27, 1996. The resolution requires the Bank to reduce classified assets to specified amounts by specified dates, establish and implement a loan review policy, maintain an adequate reserve for loan losses, and maintain a leverage ratio of at least 6.5%. The Bank is also required to submit a strategic business plan, and furnish quarterly progress reports to the FDIC and State Banking Department.

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandates and possible additional discretionary actions by regulators that, if undertaken, could have a material direct effect on the Bank's financial statements. Capital adequacy guidelines and the regulatory framework for prompt corrective action require that the Bank meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 1995, the Bank meets all capital adequacy requirements which it is subject to.

As of December 31, 1995, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total and Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since the notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the table:

                                                                                                 TO BE WELL
                                                                                             CAPITALIZED UNDER
                                                                  FOR CAPITAL                PROMPT CORRECTIVE
                                        ACTUAL                 ADEQUACY PURPOSES             ACTION PROVISIONS
                              --------------------------  ----------------------------  ---------------------------
                                 AMOUNT         RATIO          AMOUNT         RATIO         AMOUNT       RATIO
AS OF DECEMBER 31, 1995:
   Total capital (to risk
     weighted assets)         $18,508,551       13.18%      $11,232,600       8%          $14,040,750       10%
   Tier I capital (to risk
     weighted assets)          16,753,457       11.93%        5,616,300       4%            8,424,450        6%
   Tier I capital (to
      average assets) -
      leverage ratio           16,753,457        7.62%        7,792,306       4%            9,740,382        5%

AS OF DECEMBER 31, 1994:
   Total capital (to risk
      weighted assets)         17,363,414       15.97%        8,698,016       8%           10,872,520       10%
   Tier I capital (to risk
      weighted assets)         16,004,540       14.72%        4,349,060       4%            6,523,590        6%
   Tier I capital (to
      average assets) -
      leverage ratio           16,004,540        8.89%        7,201,143       4%            9,001,429        5%


16. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each material class of financial instruments at December 31, 1995.

CASH AND FEDERAL FUNDS SOLD--The carrying amount of cash and due from banks and federal funds sold approximates the fair value.

INVESTMENT SECURITIES--The fair value of securities held as investments is based on quoted market prices or dealer quotes.

LOANS AND LEASES--The fair value of loans and leases is based upon the aggregate estimated fair values of homogeneous loan groups, giving effect to time and maturity. The fair value of fixed rate loans is estimated by discounting estimated future cash flows, using a discount rate adjusted by estimated credit risk for each loan group. The fair value of variable rate loans is estimated to approximate carrying value. Where credit deterioration has occurred, management has reduced estimated cash flows to give effect to estimated future losses.

LOANS HELD FOR SALE--The fair value of loans held for sale is estimated using current rates on outstanding commitments from investors or current investor yield requirements.

MORTGAGE SERVICING RIGHTS--The fair value of mortgage servicing rights is estimated using quoted market prices for similar servicing products.

DEPOSITS--The carrying amount of demand and savings deposits is the amount payable on demand which approximates fair value. The carrying amount for variable rate, fixed term time deposit accounts approximates fair value. The fair value of fixed rate time deposits is estimated using a discounted cash flow calculation. The discount rate on such deposits is based upon rates currently offered for deposits of similar remaining maturities.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT--The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair value of commitments to extend credit and standby letters of credit is not material.

COMMITMENTS TO SELL LOANS AND FORWARD COMMITMENTS TO SELL MORTGAGE-BACKED SECURITIES--The fair value estimated is based on quoted prices for financial instruments with identical or similar terms.

PUT OPTIONS TO SELL MORTGAGE-BACKED SECURITIES--The estimated fair value is derived from active exchange quotations. The fair value of options is not material.

The estimated fair values of the Company's financial instruments at December 31, 1995 are as follows (in thousands):

                                            CARRYING              FAIR
                                             VALUE                VALUE
Financial assets:
   Cash and federal funds sold           $ 37,480,693         $ 37,480,693
   Investments securities                  18,027,694           18,032,382
   Loans and leases receivable             94,435,087           94,468,502
   Loans held for sale                     38,336,858           38,475,974
   Mortgage servicing rights                6,327,677            6,729,910
                                         ------------         ------------
                                         $194,608,009         $195,187,461
                                         ------------         ------------
                                         ------------         ------------
Financial liabilities:
   Deposits                              $191,654,631         $192,203,407
                                         ------------         ------------
                                         ------------         ------------

Off balance sheet assets (liabilities):
   Commitments to sell loans                                  $(21,438,293)
   Forward commitments to sell mortgage-backed
      securities                                                  (154,676)

17. EMPLOYEE BENEFIT

On June 7, 1985, the Bank adopted an incentive stock option plan (the Plan). The Plan authorized the issuance of up to 110,000 shares of the Bank's authorized, but unissued common stock. Qualified options were granted only to full-time employees of the Bank. The exercise price of options granted under the Plan were set to be not less than the fair market value of the Bank's common stock on the granting date as determined by the Board of Directors. The Plan expired June 7, 1995. All outstanding options expired at that date.

Changes in options are as follows:

                                                                       WEIGHTED
                                                                       AVERAGE
                                     COMMON       EXERCISE PRICE        OPTION
                                      STOCK          PER SHARE          PRICE

Outstanding, January 1, 1993          68,160      $5.00-$11.11          $5.86
   Options exercised                 (59,880)     $5.00-$11.11          $5.38
   Expired or canceled                (1,520)     $6.00-$11.11          $7.49
                                     -------

Outstanding, December 31, 1993         6,760      $6.00-$11.11          $9.71
   Options exercised                    (940)     $6.00-$11.11          $9.95
   Expired or canceled                  (635)     $8.00-$11.11         $10.97
                                     -------

Outstanding, December 31, 1994         5,185      $6.00-$11.11          $9.56
                                     -------
   Options exercised                  (1,081)     $6.00-$11.11          $7.52
   Expired or canceled                (4,104)     $6.00-$11.11         $10.52
                                     -------
Outstanding, December 31, 1995             0
                                     -------

The Bank has also established the Commerce Security Bank 401(k) Savings Plan which qualifies under the Internal Revenue Code Section 401(k). Employee contributions to the Plan may be matched by the Bank at the discretion of the Board of Directors. Employee contributions to the Plan are immediately vested while any matching contributions made by the Bank vest at different percentages based on years of service. For the years ended December 31, 1995, and 1994, the Bank contributed approximately $264,000 and $271,000, respectively, to the Plan. The Bank did not make a contribution for the year ended December 31, 1993.

18. COMMITMENTS AND CONTINGENCIES

LITIGATION--The Bank is also involved in certain legal proceedings arising in the normal course of its business. Bank management, after reviewing these matters with outside counsel, considers that the aggregate liabilities, if any, will not be material to the financial statements.

LEASES--A summary of noncancellable future operating lease commitments at December 31, 1995 follows:

1996                             $1,415,056
1997                              1,286,082
1998                              1,130,184
1999                                703,443
Thereafter                          158,289
                                 ----------
                                 $4,693,054
                                 ----------
                                 ----------

It is expected that in the normal course of business, expiring leases will be renewed or replaced.

Rent expense under all noncancellable operating lease obligations aggregated $1,500,446, $1,325,245 and $937,868 for the years ended December 31, 1995,
1994 and 1993, respectively.

19. SUBSEQUENT EVENT

On January 24, 1996, the Bank signed a letter of intent with agreement to be acquired by SDN Bancorp, Inc. to form a business combination and created a Bank Holding Company subject to shareholder and regulatory approval.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following Unaudited Pro Forma Condensed Combined Statement of Condition as of December 31, 1995, and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995, give effect to the Liberty Acquisition and the Commerce Acquisition, which will be accounted for by the purchase method of accounting, as if such transaction had occurred on January 1, 1995.

    The pro forma information is based on the historical consolidated financial statements of SDN, Liberty and Commerce under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The Pro Forma Condensed Combined Financial Statements do not reflect any cost savings in connection with the Liberty Acquisition or the Commerce Acquisition.

    The information shown below should be read in conjunction with the consolidated historical financial statements of SDN, Liberty and Commerce, including the respective notes thereto, which are included elsewhere in this Report or other filings. The pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the acquisition been consummated during the period or as of the date for which the pro forma data is presented.

    Pro forma per share amounts for the combined Liberty and SDN entity are based upon issuance of 3,430,380 shares of SDN common stock which were subsequently exchanged share for share in Holdco. The issuance price of the SDN common stock used to determine the number of shares issued is approximately $3.95 per common share. Pro forma per share amounts for the combined pro forma SDN and Commerce entity are based upon issuance of 5,431,492 shares of Holdco common stock. The issuance price of the Holdco common stock used to determine the number of shares issued is approximately $3.95 per common share.

                           COMMERCE SECURITY BANCORP, INC.
            UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF CONDITION
                                  DECEMBER 31, 1995
                                (DOLLARS IN THOUSANDS)



                                       Pro Forma                            Pro Forma
                                                                     -------------------------
                                             SDN             CSB    Adjustments (1)  Combined
                                        ---------            ---    -----------      --------
ASSETS
Cash and due from banks                  $ 12,094       $  9,481        $  (803)  a   $ 20,772
Federal funds sold                          9,450         21,000             -          30,450
Reverse repurchase agreements                  -           7,000             -           7,000
Securities                                 41,763         18,028             -          59,791
Mortgage loans held for sale                   -          38,337             -          38,337
Loans, net                                127,907         96,831             -         224,738
Less: allowance for loan loss              (2,325)        (2,396)            -          (4,721)
Premises and equipment, net                 1,823          2,431             -           4,254
Goodwill and other intangibles              4,508          6,328          4,794   b     15,630
Other assets                                6,843         16,307            337   c     23,487
                                         --------       --------       --------       --------
    Total assets                         $202,063       $213,347       $  4,328       $419,738
                                         --------       --------       --------       --------
                                         --------       --------       --------       --------

LIABILITIES AND
SHAREHOLDERS'  EQUITY
Deposits:
  Non-interest bearing                    $35,864       $ 69,325             -       $ 105,189
  Interest bearing                        146,447        122,329             -         268,776
                                         --------       --------       --------       --------
    Total deposits                        182,311        191,654             -         373,965

Accrued interest payable
 and other liabilities                      2,661          4,940             -           7,601
                                         --------       --------       --------       --------
    Total liabilities                     184,972        196,594             -         381,566

Common stock                                   43             -              55   d         98
Additional paid-in capital                 21,109          4,481         16,545   d     42,135
Retained earnings (deficit)                (4,061)        12,272        (12,272)  d     (4,061)
                                         --------       --------       --------       --------
    Total shareholders' equity             17,091         16,753          4,328         38,172
                                         --------       --------       --------       --------
    Total liabilities and
      shareholders' equity               $202,063       $213,347        $ 4,328       $419,738
                                         --------       --------       --------       --------
                                         --------       --------       --------       --------


See accompanying notes to the unaudited pro forma condensed combined financial statements.

                           COMMERCE SECURITY BANCORP, INC.
            UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1995
                                (DOLLARS IN THOUSANDS)




                                            Pro Forma                           Pro Forma
                                                                        -------------------------
                                                  SDN            CSB    Adjustments (1)  Combined
                                            ----------           ---    -----------      --------

Interest Income
  Interest and fees on loans and leases     $  15,027      $  12,204        $    -       $  27,231
  Interest on investment securities             1,653          1,513                         3,166
  Interest on Federal funds sold                  558            423            (40)  a        941
                                            ---------      ---------        -------      ---------

       Total interest income                   17,238         14,140            (40)        31,338

Interest Expense
  Deposits                                      7,147          6,502             -          13,649
  Debentures and other                            187            234             -             421
                                            ---------      ---------        -------      ---------
       Total interest expense                   7,334          6,736             -          14,070
                                            ---------      ---------        -------      ---------
Net interest income                             9,904          7,404            (40)        17,268

Provision for loan losses                         445          1,196             -           1,641
                                            ---------      ---------        -------      ---------
Net income after provision for loan losses      9,459          6,208            (40)        15,627

Non-interest income                             3,048         16,802             -          19,850
Non-interest expense                           12,567         21,779            479   b     34,825
                                            ---------      ---------        -------      ---------

Income(loss) before provision for income
 tax and extraordinary item                       (60)         1,231            (519)          652

Provision(benefit) for income taxes               (87)           517             17            447
                                            ---------      ---------        -------      ---------
Income(loss) before extraordinary item             27            714           (502)           205

Extraordinary item, net of taxes                  625             -              -             625
                                            ---------      ---------        -------      ---------
Net income (loss)                           $     652      $     714        $  (502)     $     830
                                            ---------      ---------        -------      ---------
                                            ---------      ---------        -------      ---------

Weighted average common
  shares outstanding                        3,698,578                                    9,130,070
Income per common share                        $ 0.18                                        $0.09

See accompanying notes to the unaudited pro forma condensed combined financial statements.

                                  SDN BANCORP, INC.
            UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF CONDITION
                                  DECEMBER 31, 1995
                                (DOLLARS IN THOUSANDS)




                                                                              Pro Forma
                                                                     --------------------------
                                             SDN            LNB      Adjustments (1)  Combined
                                       ----------      ---------     -----------      --------
ASSETS
Cash and due from banks                 $  4,629       $  7,874       $   (409)  a   $ 12,094
Federal funds sold                         2,300          9,350         (2,200)  a      9,450
Securities                                 7,009         34,754             -          41,763
Loans, net                                38,977         88,930             -         127,907
Less: allowance for loan loss               (639)        (1,686)            -          (2,325)
Premises and equipment, net                  597          1,226             -           1,823
Goodwill and other intangibles                -              -           4,508   b      4,508
Other assets                               3,032          3,652            159   c      6,843
                                        --------       --------       --------       --------
   Total assets                         $ 55,905       $144,100       $  2,058       $202,063
                                        --------       --------       --------       --------
                                        --------       --------       --------       --------
LIABILITIES AND
SHAREHOLDERS'  EQUITY
Deposits:
  Non-interest bearing                  $ 13,445       $ 22,419             -        $ 35,864
  Interest bearing                        37,986        108,461             -         146,447
                                        --------       --------       --------       --------
     Total deposits                       51,431        130,880             -         182,311

Accrued interest payable
 and other liabilities                       933          1,728             -           2,661
                                        --------       --------       --------       --------
     Total liabilities                    52,364        132,608             -         184,972

Common stock                                   9          3,260         (3,226)  d         43
Additional paid-in capital                 7,593          4,062          9,454   d     21,109
Retained earnings (deficit)              (4,061)          4,170         (4,170)  d     (4,061)
                                        --------       --------       --------       --------
     Total shareholders' equity            3,541         11,492          2,058         17,091
                                        --------       --------       --------       --------
      Total liabilities and
        shareholders' equity            $ 55,905       $144,100       $  2,058       $202,063
                                        --------       --------       --------       --------
                                        --------       --------       --------       --------

See accompanying notes to the unaudited pro forma condensed combined financial statements.

                                  SDN BANCORP, INC.
            UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1995
                                (DOLLARS IN THOUSANDS)




                                                                                 Pro Forma
                                                                          -------------------------
                                                  SDN            LNB      Adjustments (1)  Combined
                                            ----------      ---------     -----------      --------
Interest Income
  Interest and fees on loans and leases      $  4,086       $ 10,941       $     -         $ 15,027
  Interest on investment securities               365          1,288
                                                1,653
  Interest on Federal funds sold                  117            590           (149)  a        558
                                             --------       --------       --------        -------
       Total interest income                    4,568         12,819           (149)        17,238

Interest Expense
  Deposits                                      1,570          5,577             -           7,147
  Debentures and other                            181              6             -             187
                                             --------       --------       --------        -------
       Total interest expense                   1,751          5,583             -           7,334
                                             --------       --------       --------        -------
Net interest income                             2,817          7,236           (149)         9,904

Provision for loan losses                         295            150             -             445
                                             --------       --------       --------        -------
Net income after provision for loan losses      2,522          7,086           (149)         9,459

Non-interest income                               696          2,352             -           3,048
Non-interest expense                            4,291          7,825            451   b     12,567
                                             --------       --------       --------        -------

Income(loss) before provision for income
 tax and extraordinary item                    (1,073)         1,613           (600)           (60)

Provision(benefit) for income taxes              (443)           608            252            (87)
                                             --------       --------       --------        -------
Income(loss) before extraordinary item           (630)         1,005           (348)            27

Extraordinary item, net of taxes                  625             -              -             625
                                             --------       --------       --------        -------
Net income (loss)                            $     (5)      $  1,005       $   (348)       $   652
                                             --------       --------       --------        -------
                                             --------       --------       --------        -------

Weighted average common
  shares outstanding                           268,198                                    3,698,578
Income per common share                        $(0.02)                                       $0.18


See accompanying notes to the unaudited pro forma condensed combined financial statements.

                                    NOTES TO THE
             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1: The Pro Forma Condensed Combined Financial Statements have been prepared to reflect the acquisition of Liberty for an aggregate price of $15.0 million
and the acquisition of Commerce for an aggregate price of $20.7 million.   Pro
forma adjustments have been made to reflect:

    a) the transaction costs incurred in conjunction with the Liberty Acquisition and the Commerce Acquisition, net of additional cash provided by the Partnership in funding the transaction. Also reflected is the $2.2 million redemption of Liberty's capital as a funding component of the Liberty Acquisition. Included in the Pro Forma Condensed Combined Statement of Operations is an adjustment to interest on Federal funds sold to reflect the foregone income at the prevailing Federal funds rates for the year.

    b) the excess of the cost over the fair value of the net assets acquired in the acquisitions are as follows:



                                               Liberty       Commerce
                                               -------       --------
  Purchase price                               $15,027        $20,744
    Historical net tangible assets acquired     11,428         16,753
      Estimated closing adjustments               (973)          (803)
      Estimated fair value adjustments              64             -
                                               -------       --------
  Estimated fair value of net assets            10,519        15,950
                                               -------       --------
  Excess cost over net assets acquired         $ 4,508        $ 4,794
                                               -------       --------
                                               -------       --------

Included in the Pro Forma Condensed Combined Statement of Operation is an adjustment to non-interest expense that reflects the amortization of the excess cost over net assets acquired over a useful life of ten years utilizing the straight line method.

    c) the tax benefit related to the expenses incurred in conjunction with the Acquisition and establishment of a valuation reserve for the state deferred tax asset.

    d) the elimination of the historical shareholders' equity in accordance with purchase method of accounting, which reflects the issuance of a total of 3,430,380 shares in the Liberty Acquisition and 5,431,492 shares in the Commerce Acquisition in exchange for cash investment by the Partnership, other direct investors and services rendered by investment bankers.